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                                                                       EXHIBIT 5

                    OPINION OF BRACEWELL & PATTERSON, L.L.P.


December 8, 1999


Furr's/Bishop's, Incorporated
3001 E. President George Bush Highway
Suite 200
Richardson, TX  75082-2800

Ladies and Gentlemen:

We have acted as counsel to Furr's/Bishop's, Incorporated, a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 2,000,000 shares of Common Stock, par value $0.01 per share (the "Shares"), pursuant to the Company' Deferred Compensation Plan (the "Plan"). The Company now is filing a Registration Statement on Form S-8 relating to the Shares (the "Registration Statement").

We have examined originals or copies of (i) the Restated Articles of Incorporation of the Company, as amended, (ii) the Amended and Restated Bylaws of the Company, (iii) the Plan, (iv) certain resolutions of the Board of Directors of the Company and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing and subject to the limitations and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized and when issued and paid for in accordance with the terms of the Plan, for a consideration at least equal to the par value thereof, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware, and we render no opinion with respect to the law of any other jurisdiction. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. This consent is not be be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                          Very truly yours,


                                          /s/ Bracewell & Patterson, L.L.P.
                                          ----------------------------------
                                          Bracewell & Patterson, L.L.P.